SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of Earliest Event Reported):
                       March 13, 1997 (February 28, 1997)

                                NOXSO Corporation
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             (Exact Name of Registrant as Specified in its Charter)

                                    Virginia
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                 (State or Other Jurisdiction of Incorporation)

        0-17454                                          54-1118334
(Commission File Number)                    (I.R.S. Employer Identification No.)


2414 Lytle Road, Bethel Park, PA                            15102
(Address of Principal Executive Offices)                  (Zip Code)

                                 (412) 854-1200
              (Registrant's Telephone Number, Including Area Code)


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Item 9. Sales of Equity Securities Pursuant to Regulation S.

     On February 28, 1997, the Company sold an aggregate of $540,000 in face amount of 6% Convertible Debentures (the "Debentures") to two accredited investors that are corporations organized under the laws of Jersey, Channel Islands, for an aggregate purchase price of $540,000. The Debentures accrue interest at a rate of 6% per annum and mature on March 1, 1999. Principal and interest on the Debentures are payable, at the option of the Company, in cash or in shares of Common Stock of the Company ("Common Stock"), valued at (i) the Market Price thereof, as defined below, in the case of interest, and (ii) the conversion price on the date of payment of principal, as described below, in the case of principal. The Debentures are convertible into Common Stock of the Company commencing at any time on or after 60 days after the date of their issuance. The conversion price is equal to the lesser of $15/16 per share (which was the closing price of the Common Stock on the date of issuance of the Debentures) or the Market Price on the date of conversion or payment of principal multiplied by a percentage which is determined based on the date of conversion or payment of principal and decreases on a sliding scale ranging from 75% if such date occurs more than 60 and not more than 90 days after the original issue date of the Debentures) to 65% if such date occurs more than 180 days after such original issue date. The Market Price is the average of the closing prices of the Common Stock on the five business days prior to the conversion date or the date of payment of principal or interest.

                                       2.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NOXSO CORPORATION
                                            (Registrant)



                                            By /s/ Edwin J. Kilpela
                                               ---------------------------------
                                               Edwin J. Kilpela, President



Dated:  March 13, 1997


                                       3.